Exhibit 10.5

ASSIGNMENT AGREEMENT

THIS AGREEMENT is made effective this 16th day of July, 2005.

BETWEEN:

SOUND REVOLUTION RECORDINGS INC., a company incorporated under the laws of British Columbia

("Sound Revolution”)

OF THE FIRST PART

AND:

CHARITY TUNES INC., a company incorporated under the laws of Delaware

("Charity Tunes”)

OF THE SECOND PART

AND:

DAVID HERSK d.b.a HERSK & ASSOCIATES with an address at 18 Western Terrace, Minneapolis, MN, 55426 USA

(“Hersk”)

OF THE THIRD PART

WHEREAS:

A.      Sound Revolution and Charity Tunes are each wholly owned subsidiaries of Sound Revolution Inc., a Delaware company whose shares are listed for trading on the Over-the-Counter Bulletin Board under the symbol SRVN. Sound Revolution Inc. and its subsidiaries are participating in a re-organization whereby Sound Revolution Inc. and Sound Revolution are transferring all assets related to their music downloads business to Charity Tunes;

B.      Sound Revolution is a party to an Agreement with Hersk which was entered into on or about January 11, 2005, whereby Hersk granted to Sound Revolution rights to perform and distribute a catalogue of approximately 6,664 sound recordings for a period of six years (the “Agreement”);

C.      Sound Revolution now wishes to assign to Charity Tunes all of Sound Revolution’s rights, title and interests in the Agreement;

D.      Hersk wishes to consent to the assignment contained in this agreement.

      NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

1.
Sound Revolution hereby grants, assigns, transfers and sets over absolutely and unconditionally unto Charity Tunes all of its rights, title and interest, both in law and in equity in and to the Agreement and Charity Tunes hereby accepts such assignment. Upon the execution and delivery of this Assignment Agreement (and any other written instrument as may be reasonably requested by Charity Tunes in order to give effect to this assignment) by Sound Revolution, Charity Tunes shall, as of the date hereof, acquire all of the rights, title and interest of Sound Revolution pursuant to the Agreement.

2.	Sound Revolution represents and warrants to Charity Tunes that:

a.	Sound Revolution has full right and authority to assign the Agreement and to Charity Tunes;

b.	Sound Revolution’s interests in the Agreement are free and clear of all liens, charges, encumbrances and judgments of any nature or kind whatsoever; and

c.
Sound Revolution will indemnify, defend and save harmless Charity Tunes from and against any and all actions, suits, losses, damages and expenses which Charity Tunes may suffer or incur or be put to by reason of any of the warranties or representations set forth in this section being untrue or incorrect.

3.
Charity Tunes assumes and agrees to observe, perform, be bound by and be liable under, as an obligation of Sound Revolution, each and every covenant, term and obligation of Sound Revolution under the Agreement, and hereby agrees to indemnify, defend and save harmless Sound Revolution from and against any and all actions, suits, losses, damages and expenses which Sound Revolution may suffer or incur or be put to by reason of the failure to do any of the same.

4.
Sound Revolution expressly authorizes Charity Tunes to collect, demand, sue for, enforce, recover and receive, dispose of, realize or enforce any of the rights, title and interests conveyed by this agreement, as Charity Tunes deems advisable, either in the name of Sound Revolution or in Charity Tunes’ name without notice to Sound Revolution and without prejudice to any rights which Charity Tunes may have against Sound Revolution.

5.
Sound Revolution agrees that it will from time to time and at all times hereafter at the request of Charity Tunes execute and deliver to Charity Tunes such further assurances for the better and more perfect assignment of the Agreement as Charity Tunes may require.

6.
Hersk consents to the assignment of the Agreement from Sound Revolution to Charity Tunes and agrees that Hersk shall owe any obligations it has pursuant to the Agreement directly to Charity Tunes, and that Charity Tunes has subsumed all obligations of Sound Revolution under the Agreement, and it releases Sound Revolution from any further liability under the Agreement so long as the payment of $2,200 U.S. dollars (due under the Agreement by July 31, 2005) is made to Hersk by Sound Revolution no later than July 31, 2005 to the address above written.

7.	This agreement shall be binding and shall enure to the benefit of the parties and their respective successors and assigns.

8.	The invalidity or unenforceability of any provision of this agreement or any part thereof shall not affect the validity or enforceability of the remainder of this agreement or such provision.

9.
This agreement may be signed in counterpart, each of which shall be an original (and each signed copy sent by electronic facsimile transmission shall be deemed to be an original), with the same effect as if the signatures thereto and hereto were upon the same instrument.

10.	This agreement shall be governed by and construed in accordance with the law of British Columbia. All parties agree to attorn to the exclusive jurisdiction of British Columbia.

IN WITNESS WHEREOF the parties have executed this agreement as of the date first above written.

CHARITY TUNES INC.

per:	/s/ Penny Green
Penny Green, President

SOUND REVOLUTION RECORDINGS INC.

Per:	/s/ Penny Green
Penny Green, President

DAVID HERSK d.b.a DAVID HERSK & ASSOCIATES

Per:	/s/ David Hersk
David Hersk